Exhibit 10.41

AMENDMENT NO. 3 TO CREDIT AGREEMENT AND LIMITED WAIVER
THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT AND LIMITED WAIVER dated as of November 14, 2013 (this "Amendment"), is among AMERICAN APPAREL (USA), LLC, a California limited liability company ("AA USA"), AMERICAN APPAREL RETAIL, INC., a California corporation ("AA Retail"), AMERICAN APPAREL DYEING & FINISHING, INC., a California corporation ("AA Dyeing & Finishing"), KCL KNITTING, LLC, a California limited liability company ("KCL" and, together with AA USA, AA Retail and AA Dyeing & Finishing, collectively, the "Borrowers" and each, individually, a "Borrower"), AMERICAN APPAREL, INC., a Delaware corporation ("Holdings"), FRESH AIR FREIGHT, INC., a California corporation ("Fresh Air" and, together with Holdings, collectively, the "Guarantors" and each, individually, a "Guarantor"), CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as administrative agent (in such capacity, the "Administrative Agent"), and each of the Lenders party hereto.
RECITALS:
A.The Borrowers, the other borrowers from time to time party thereto, the
B.Guarantors, the other guarantors from time to time party thereto, the lenders from time to time party thereto (collectively, "Lenders") and the Administrative Agent have entered into that certain Credit Agreement dated as of April 4, 2013 (as amended by that certain Amendment No. 1 to Credit Agreement dated as of May 22, 2013 and that certain Amendment No. 2 to Credit Agreement dated as of July 5, 2013, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
C.The Guarantors have entered into that certain Guaranty dated as of April 4, 2013, in favor of the Administrative Agent.
D.The Borrowers have requested that the Administrative Agent and Lenders amend certain provisions of the Credit Agreement and grant the waivers set forth below.
E.Subject to the terms and conditions set forth below, the Administrative Agent and Lenders party hereto are willing to so amend the Credit Agreement and grant such waivers.
In furtherance of the foregoing, the parties agree as follows:
Section 1.AMENDMENTS
. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is amended as follows:
(a)The existing definition in Section 1.01 of the Credit Agreement for the term "Applicable Rate" is deleted in its entirety and the following new definition for such term is added in lieu thereof:
"Applicable Rate" means:
(a)with respect to the Revolving Credit Loans, 3.50% per annum with respect to Base Rate Loans and 4.50% per annum with respect to Eurodollar Rate Loans; and
(b)with respect to Swing Line Loans, 3.50% per annum.

(b)The existing definition in Section 1.01 of the Credit Agreement for the term "Borrowing Base" is deleted in its entirety and the following new definition for such term is added in lieu thereof:
"Borrowing Base" means, as of any date of determination by the Administrative Agent from time to time, an amount in Dollars equal to (I) the lesser of (x) the Revolving Credit Facility minus the Line Reserve and (y) the sum of:
(a)90% of the Value of Eligible Credit Card Receivables outstanding at such date; plus
(b)85% of the Value of Eligible Wholesale Receivables outstanding at such date; plus
(c)the lesser of (i) 55% of the Value of Eligible Wholesale Finished Goods Inventory and (ii) 85% of the Net Orderly Liquidation Value of Eligible Wholesale Finished Goods Inventory at such date; plus
(d)the lesser of (i) 85% of the Value of Eligible Retail Inventory and (ii) 85% of the Net Orderly Liquidation Value of Eligible Retail Inventory at such date; plus
(e)the lesser of (i) 35% of the Value of Eligible Raw Materials Inventory and (ii) 85% of the Net Orderly Liquidation Value of Eligible Raw Materials Inventory at such date; provided that Loans against Eligible Raw Materials Inventory shall not exceed $14,000,000 at any time outstanding; minus
(f)$2,500,000;
minus (II) Reserves established by the Administrative Agent from time to time in its Permitted Discretion in accordance with this Agreement.
(c)The following new definition is inserted in Section 1.01 of the Credit Agreement in the appropriate alphabetical position therein:
"Line Reserve" means a building reserve not to exceed $2,500,000, which shall be imposed by the Administrative Agent at a rate of $350,000 per week commencing with the week ending November 22, 2013.
(d)The existing Section 2.03(h) of the Credit Agreement is amended by deleting the reference to "3.50%" therein and inserting a reference to "4.50%" in lieu thereof.
The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.
Section 2.LIMITED WAIVER
. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Administrative Agent and the Lenders party hereto hereby waive any Default or Event of Default arising from any failure of the Credit Parties to comply with the financial covenants set forth in Sections 7.13 and 7.15 of the Credit Agreement, in each case, solely for the Reference Period ended September 30, 2013.
The waivers set forth in this Section 2 are limited to the extent and time period specifically set forth above and no other terms, covenants or provisions of the Credit Agreement (nor compliance for any other applicable time period) are intended to be waived or affected hereby.
Section 3.CONDITIONS PRECEDENT
. The parties hereto agree that the amendments set forth in Section 1 above and the waivers set forth in Section 2 above shall not be effective until the satisfaction of each of the following conditions precedent (the date on which such conditions precedent are satisfied or waived, the "Amendment Effective Date"):

(a)Documentation. The Administrative Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by each Borrower, each Guarantor and each Lender, and (ii) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and any other legal matters relating to the Credit Parties or the transactions contemplated hereby.
(b)Amendment and Waiver Fee. The Borrowers shall have paid to the Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, a fee in an amount equal to $75,000, which fee shall be deemed fully earned and due on the Amendment Effective Date and shall be nonrefundable.
(c)Fees and Expenses. All fees and expenses of counsel to the Administrative Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses), in each case to the extent invoiced.
Section 4.REPRESENTATIONS AND WARRANTIES
.
(a)In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and Lenders as follows:
(i)The representations and warranties made by such Credit Party contained in Article V of the Credit Agreement are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects (but without any duplication of any materiality qualifications) on and as of such earlier date.
(ii)Since the Balance Sheet Date, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(iii)No Default or Event of Default (other than the Default(s) or Event(s) of Default waived in Section 2 above) has occurred and is continuing or will exist after giving effect to this Amendment.
(b)In order to induce the Administrative Agent and Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and Lenders that this Amendment has been duly authorized, executed and delivered by such Credit Party and constitutes its legal, valid and binding obligation.
Section 5.MISCELLANEOUS
.
(a)Ratification and Confirmation of Loan Documents. Each Credit Party hereby consents, acknowledges and agrees to the amendments and waivers set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including, without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the Guaranty upon and after the effectiveness of the amendments and waivers contemplated hereby and, with respect to each Credit Party, the continuation and existence of the liens granted under the Security Documents to secure the Obligations).
(b)Fees and Expenses. The Borrowers, jointly and severally, shall promptly pay on demand (and, in any event, within 10 Business Days after demand therefor) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this

Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.
(c)Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
(d)Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.
(e)Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.
(f)Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the "Relevant Documents"), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the parties hereto for such purpose.
(g)Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
(h)Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, the Administrative Agent, each Lender and their respective successors and assigns (subject to Section 10.06 of the Credit Agreement).
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AMENDMENT NO. 3 TO CREDIT AGREEMENT AND LIMITED WAIVER
Signature Page

The following parties have caused this Amendment No. 3 to Credit Agreement and Limited Waiver to be executed as of the date first written above.
BORROWERS:
AMERICAN APPAREL (USA), LLC
By:     /s/ John Luttrell
Name:     John Luttrell

Title:     CFO
AMERICAN APPAREL RETAIL, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
AMERICAN APPAREL DYEING & FINISHING, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
KCL KNITTING, LLC
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
GUARANTORS:
AMERICAN APPAREL, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO

FRESH AIR FREIGHT, INC.
By:     /s/ John Luttrell
Name:     John Luttrell
Title:     CFO
ADMINISTRATIVE AGENT AND LENDERS:
CAPITAL ONE BUSINESS CREDIT CORP., as Administrative Agent and Lender
By:     /s/ Julianne Low
Name:    Julianne Low
Title:    Vice President
BANK OF MONTREAL, CHICAGO BRANCH, as Lender
By:     /s/ Larry Allen Swiniarski
Name:     Larry Allen Swiniarski
Title:     Director